Exhibit A











                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                          TAX FREE RESERVES PORTFOLIO


                         Dated as of September 28, 2001


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                               TABLE OF CONTENTS

                                                                         PAGE
ARTICLE I--The Trust
    Section 1.1   Name                                                     1
    Section 1.2   Definitions                                              2

ARTICLE II--Trustees
    Section 2.1   Number of Trustees                                       4
    Section 2.2   Term of Office of Trustees                               4
    Section 2.3   Resignation and Appointment of Trustees                  6
    Section 2.4   Vacancies                                                6
    Section 2.5   Delegation of Power to Other Trustees                    6

ARTICLE III--Powers of Trustees
    Section 3.1   General                                                  7
    Section 3.2   Investments                                              7
    Section 3.3   Legal Title                                              9
    Section 3.4   Increases and Decreases of Interests                     9
    Section 3.5   Borrowing Money; Lending Trust Property                  9
    Section 3.6   Delegation                                               10
    Section 3.7   Collection and Payment                                   10
    Section 3.8   Expenses                                                 10
    Section 3.9   Manner of Acting; By-Laws                                10
    Section 3.10  Miscellaneous Powers                                     10

ARTICLE IV--Service Providers
    Section 4.1   Investment Adviser and Other Arrangements                11
    Section 4.2   Custodian                                                12
    Section 4.3   Parties to Contract                                      12

ARTICLE V--Limitations of Liability of Holders, Trustees and
    Others
    Section 5.1   No Personal Liability of Holders                         13
    Section 5.2   Non-Liability of Trustees and Others                     13
    Section 5.3   Mandatory Indemnification                                13
    Section 5.4   No Bond Required                                         16
    Section 5.5   No Duty of Investigation; Notice in Trust
                  Instruments                                              16
    Section 5.6   Good Faith Action; Reliance on Experts                   16


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ARTICLE VI--Interests
    Section 6.1   Beneficial Interest                                      17
    Section 6.2   Rights of Holders                                        17
    Section 6.3   Register                                                 17
    Section 6.4   Transfer                                                 18
    Section 6.5   Notices                                                  18
    Section 6.6   Voting Powers                                            18
    Section 6.7   Series                                                   19
    Section 6.8   Series Designations                                      20

ARTICLE VII--Increases, Decreases and Redemptions of Interests             21

ARTICLE VIII--Determination of Book Capital Account Balances and
    Distributions
    Section 8.1   Book Capital Account Balances                            22
    Section 8.2   Allocations and Distributions to Holders                 22
    Section 8.3   Power to Modify Foregoing Procedures                     22

ARTICLE IX--Duration; Termination of Trust; Amendment; Mergers, etc.
    Section 9.1   Duration                                                 23
    Section 9.2   Termination                                              23
    Section 9.3   Amendment Procedure                                      24
    Section 9.4   Merger, Consolidation and Sale of Assets                 25
    Section 9.5   Incorporation, Reorganization                            26

ARTICLE X--Miscellaneous
    Section 10.1  Certificate of Designation; Agent for Service
                  of Process                                               27
    Section 10.2  Tax Status; Tax Matters Partner                          27
    Section 10.3  Governing Law                                            27
    Section 10.4  Counterparts                                             28
    Section 10.5  Reliance by Third Parties                                28
    Section 10.6  Provisions in Conflict with Law or Regulations           28




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                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                          TAX FREE RESERVES PORTFOLIO

                         Dated as of September 28, 2001


     WHEREAS, Tax Free Reserves Portfolio was established pursuant to a Declaration of Trust dated March 1, 1990, as amended (the "Original Declaration"), for the investment and reinvestment of assets contributed thereto; and

     WHEREAS, it is proposed that the trust assets be composed of money and other property contributed to the Trust, such assets to be held and managed in trust for the benefit of the holders of beneficial interests in such Trust;

     WHEREAS, the Trustees wish to amend and restate the Original Declaration in its entirety, and hereby certify that this Amended and Restated Declaration of Trust has been amended and restated in accordance with the provisions of the Original Declaration;

     NOW, THEREFORE, the Trustees hereby confirm that they will hold in trust all money and other property contributed to the Trust and will manage and dispose of the same for the benefit of such holders of beneficial interests and subject to the provisions hereof, to wit:

                                   ARTICLE I

                                   THE TRUST

     Section 1.1. Name. The name of the Trust shall be "Tax Free Reserves Portfolio" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the term "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or its holders of beneficial interests.


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     Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

     (a) "Book Capital Account" means, for any Holder at any time, the Book Capital Account of the Holder at such time with respect to the Holder's beneficial interest in the Trust Property or, if the Trust is divided into one or more Series, the Trust Property of any Series, determined in accordance with the method established by the Trustees pursuant to Section 8.1 hereof. If the Trust is divided into one or more Series, the Trust shall maintain separate records of Book Capital Accounts for each Series.

     (b) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as amended from time to time.

     (c) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision or provisions of succeeding law).

     (d) "Commission" has the meaning given that term in the 1940 Act.

     (e) "Declaration" means this Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

     (f) "Governing Jurisdiction" means the State of New York.

     (g) "Holder" means the record holder of any Interest in its capacity as such.

     (h) "Institutional Investor(s)" means, when used with respect to the Trust or, if the Trust is divided into one or more Series, each Series of the Trust, any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, S corporation or partnership or a grantor trust beneficially owned by any individual, S corporation or partnership, unless, in the case of a partnership or a grantor trust beneficially owned by a partnership, the interests in the partnership are held by entities that otherwise meet the definition of Institutional Investor.


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     (i) "Interested Person" has the meaning given that term in the 1940 Act.

     (j) "Interest" means the beneficial interest of a Holder in the Trust Property or, if the Trust is divided into one or more Series, the Trust Property of any Series, including all rights, powers and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage, determined by calculating for the Trust or any Series, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

     (k) "Majority Interests Vote" means the vote, at a meeting of Holders of the Trust or, if the Trust is divided into one or more Series, at a meeting of the Holders of one or more Series as the context may require, of (A) 67% or more of the voting power of the Interests present or represented at such meeting, if Holders of more than 50% of the voting power of all Interests in the Trust or, as applicable, such one or more Series are present or represented by proxy, or (B) more than 50% of the voting power of all Interests in the Trust or, as applicable, such one or more Series, whichever is less.

     (l) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time, and as such Act or the Rules and Regulations thereunder may apply to the Trust or any Series pursuant to any exemptive order or similar relief or interpretation issued by the Commission under such Act.

     (m) "Person" means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

     (n) "Redemption" means the complete withdrawal of an Interest of a Holder in the Trust or, if the Trust is divided into one or more Series, a Series the result of which is to reduce the Book Capital Account balance of that Holder in the Trust or, as applicable, such Series to zero, and the term "redeem" shall mean to effect a Redemption.


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     (o) "Series" means the subtrusts of the Trust as the same may be established and designated pursuant to Article VI hereof, each of which shall be a separate subtrust.

     (p) "Trust" means the master trust established hereby and shall include any Series that may be established from time to time in accordance with Article VI hereof.

     (q) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or, if the Trust is divided into one or more Series, any Series, or for the account of the Trustees. If the Trust is divided into one or more Series, each component of the Trust Property shall be allocated and belong to a Series to the exclusion of all other Series.

     (r) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

     (s) "Trustees Emeriti" means those former Trustees who, from time to time, elect to serve as trustees emeriti of the Trust in accordance with the guidelines and conditions for such service adopted by the Trustees from time to time, for so long as they serve in that capacity. Trustees Emeriti, in their capacity as such, are not Trustees of the Trust for any purpose and have no powers or obligations of Trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

     Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees.

     Section 2.2. Term of Office of Trustees. A Trustee may be elected either by the Holders or, as provided in the Declaration and subject to the limitations of the 1940 Act, by the Trustees. Subject to all applicable provisions of the 1940 Act, a Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided or, if sooner, until his or her death or the election and qualification of his or her successor; except that:


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     (a) any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by that Trustee and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein;

     (b) any Trustee may be removed at any time, for cause (as determined by the Trustees), by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective;

     (c) any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy;

     (d) any Trustee who has served to the end of his or her term of office established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy;

     (e) any Trustee who has become incapacitated by illness or injury, as determined by a majority of the other Trustees in their reasonable judgment, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and

     (f) a Trustee may be removed at any meeting of Holders by a vote of two-thirds of the voting power of the outstanding Interests of the Trust.

Upon the resignation, retirement or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, that individual shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee. Upon the incapacity or death of any Trustee, that Trustee's legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no

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resigning or removed Trustee shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

     Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement or removal of any of the Trustees, or in case a vacancy shall, by reason of an increase in number of Trustees, or for any other reason, exist, the remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person appointed shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, removal or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, removal or increase in number of Trustees. The power of appointment is subject to all applicable provisions of the 1940 Act.

     Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, or while any Trustee is incapacitated, the other Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration, and only such other Trustees shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Trustees. A written instrument certifying the existence of such vacancy or incapacity signed by a majority of the Trustees shall be conclusive evidence of the existence thereof.

     Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as otherwise expressly provided herein.


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                                  ARTICLE III

                               POWERS OF TRUSTEES

     Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of New York, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power herein shall not be construed as limiting the aforesaid power or any other power of the Trustees hereunder. Such powers of the Trustees may be exercised without order of or resort to any court.

     Section 3.2. Investments. (a) The Trustees shall have the power:

     (i) to conduct, operate and carry on the business of an investment company;

     (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities of every nature and kind, U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, derivative instruments of every kind, "when-issued" or standby contracts, and all types of obligations or financial instruments, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any

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kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation,

     (A) states, territories and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality of any such Person,

     (B) the U.S. Government, any foreign government, or any political subdivision or any agency or instrumentality of the U.S. Government or any foreign government,

     (C) any international instrumentality,

     (D) any bank or savings institution, or

     (E) any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or under any foreign law;

to retain Trust assets in cash and from time to time to change the investments in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments; and

     (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

     (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     (c) Notwithstanding any other provision of the Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Holders to either invest all or a portion of the Trust Property or, if the Trust is divided into one or more Series, the Trust Property of each Series of the Trust, or sell all or a portion of such Trust Property of the Trust or Series thereof and invest the proceeds of such sales,

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in one or more other investment companies to the extent not prohibited by the
1940 Act.

     Section 3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, retirement, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 3.4. Increases and Decreases of Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit any Institutional Investor to purchase an Interest in the Trust (or, as applicable, a Series), or increase such Interest, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees, in their discretion, may refuse to sell an Interest in the Trust (or Series) to any person without any cause or reason therefor. A Holder which has redeemed its Interest in the Trust (or Series) may not be permitted to purchase an Interest in the Trust (or Series) until the later of 60 calendar days after the date of such Redemption or the first day of the Trust's (or Series') fiscal year next succeeding the fiscal year during which such Redemption occurred.

     Subject to Article VII hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit a Holder to redeem its Interest in the Trust (or Series), or decrease such Interest, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

     Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

     Section 3.6. Delegation. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees, any investment adviser, placement agent, custodian, agent or independent contractor of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem appropriate or expedient.

     Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees, Trustees and Trustees Emeriti.

     Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein, in the 1940 Act or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees. The Trustees may adopt By-Laws not inconsistent with the Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws at any time.

     Section 3.10. Miscellaneous Powers. Without limiting the foregoing, the Trustees shall have the power to:

     (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust;

     (b) enter into joint ventures, partnerships and any other combinations or associations;


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     (c) elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, in each case with or without cause, and appoint and terminate any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;

     (d) purchase, and pay for out of Trust Property, such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring Holders, any administrator, Trustees, Trustees Emeriti, officers, employees, agents, any investment adviser, any placement agent, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;

     (e) establish pension, profit-sharing, deferred compensation, and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust;

     (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including any investment adviser, administrator, custodian, placement agent, transfer agent, and any dealer, to such extent as the Trustees shall determine;

     (g) guarantee indebtedness or contractual obligations of others;

     (h) determine and change the fiscal year of the Trust or any Series thereof and the method by which its accounts shall be kept; and

     (i) adopt a seal for the Trust, provided, that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                                   ARTICLE IV

                               SERVICE PROVIDERS

     Section 4.1. Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory contracts, administration contracts, placement agent agreements or other service agreements whereby the other party to such contract or agreement shall undertake to furnish with respect to the Trust (or, as applicable to one or

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more particular Series of the Trust) such investment advisory, administration, placement agent and/or other services as the Trustees shall, from time to time, consider appropriate or desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine. Notwithstanding any provision of this Declaration, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to employ one or more subadvisers and to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trust (or any Series) or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such investment adviser (all without any further action by the Trustees).

     Section 4.2. Custodian. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party to each such contract shall undertake to furnish such custody services to the Trust (or any Series thereof) as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the 1940 Act, the Declaration or the By-Laws. The Trustees may authorize any custodian to employ one or more sub-custodians from time to time to perform such of the services of the custodian as the Trustees shall from time to time consider desirable. Services described in this Section may be provided by one or more Persons.

     Section 4.3. Parties to Contract. Any contract of the character described in any Section of this Article IV may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this
Article IV or the By-Laws. The same Person may be the other party to more than one contract entered into pursuant to this Article IV, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.


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                                   ARTICLE V

                      LIMITATIONS OF LIABILITY OF HOLDERS,
                              TRUSTEES AND OTHERS

     Section 5.1. No Personal Liability of Holders. No Holder or former Holder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust solely by reason of being or having been a Holder. The Trust shall indemnify and hold each Holder and former Holder harmless from and against all claims and liabilities to which such Holder may become subject solely by reason of its being or having been a Holder (other than taxes payable by virtue of owning Interests), and shall reimburse such Holder for all legal and other expenses reasonably incurred by that Holder in connection with any such claim or liability. The rights accruing to a Holder or former Holder under this Section
5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder or former Holder in any appropriate situation even though not specifically provided herein. The Trust shall, upon request by a Holder or former Holder, assume the defense of any claim made against such Holder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Trust. Notwithstanding any other provision of the Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Holder or former Holder of any Series other than Trust Property allocated or belonging to such Series.

     Section 5.2. Non-Liability of Trustees and Others. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or the Holders, in connection with Trust Property or the affairs of the Trust; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be liable to the Trust or to any Holder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office.

     Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

     (i) every person who is or has been a Trustee, Trustee Emeritus or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee, Trustee Emeritus or officer and against amounts paid or incurred by that individual in the settlement thereof;

     (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Covered Person:

     (i) against any liability to the Trust or the Holders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office;

     (ii) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that that individual's action was in the best interest of the Trust; or

     (iii) in the event of a settlement involving a payment by a Trustee, Trustee Emeritus or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

          (A) by vote of a majority of the Disinterested Trustees (as defined below) acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

          (B) by written opinion of legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgment to be independent.

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall affect any rights to indemnification to which personnel, including Covered Persons, may be entitled by contract or otherwise under law.

     (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 5.3, provided that either:

     (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

     (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or legal counsel selected as provided in Section 5.3(b)(iii)(B) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     As used in this Section 5.3 a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

     (e) In making a determination under Section 5.3(b)(iii) as to whether a Covered Person engaged in the conduct described therein, or under Section 5.3(d)(ii) as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Disinterested Trustees or legal counsel making the determination shall afford the Covered

Person a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office and has acted in good faith in the reasonable belief that the Covered Person's action was in the best interest of the Trust or series and its shareholders.

     Section 5.4. No Bond Required. No Trustee, Trustee Emeritus or officer shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

     Section 5.5. No Duty of Investigation; Notice in Trust Instruments. No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, security of the Trust or undertaking made or issued by the Trustees or officers shall recite that the same is executed or made by them not individually, but as or on behalf of Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or officers individually, but bind only the Trust estate, and may contain any further recital deemed appropriate, but the omission of such recital shall not operate to bind any of the Trustees or officers individually. The Trustees may maintain insurance for the protection of the Trust Property, Holders, Trustees, Trustees Emeriti, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 5.6. Good Faith Action; Reliance on Experts. The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. The Trustees or the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be under no liability and fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, placement agent, custodian, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                                   INTERESTS

     Section 6.1. Beneficial Interest. The beneficial interest in the Trust Property shall consist of Interests. Interests may be sold by the Trust only to Institutional Investors, as may be approved by the Trustees, for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act. The value of an Interest shall be equal to the Book Capital Account balance of the Holder of the Interest.

     Section 6.2. Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust. The Interests shall be personal property giving only the rights specifically set forth in the Declaration. The Interests shall not entitle the Holders to preference, preemptive, appraisal, conversion or exchange rights. By becoming a Holder each Holder shall be held expressly to have assented to and agreed to be bound by the provisions of the Declaration.

     The Trust shall be entitled to treat a Holder of record as the holder in fact and shall not be bound to recognize any equitable or other claim of interest in such Holder's Interest on the part of any other entity except as may be otherwise expressly provided by law.

     Section 6.3. Register. A register shall be kept under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder in the Trust or, if the Trust is divided into one or more Series, each Series of the Trust. Such register shall be conclusive as to the identity of the Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon.

     Section 6.4. Transfer. A Holder may transfer its Interest only with the prior written consent of the Trustees, which consent may be granted or withheld in the Trustees' sole discretion.

     Section 6.5. Notices. Any and all notices to which any Holder may be entitled and any and all communications shall be deemed duly served or given
(i) if mailed, postage prepaid, addressed to any Holder at the Holder's last known address as recorded on the register of the Trust, (ii) if sent by electronic transmission to the Holder at the Holder's last known address for electronic delivery as recorded on the register of the Trust, or (iii) if otherwise sent in accordance with applicable law or regulation.

     Section 6.6. Voting Powers. Holders shall have power to vote only (i) for the election of Trustees when that issue is submitted to Holders, and for the removal of Trustees as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract on which a shareholder vote is required by the 1940 Act, (iii) with respect to termination of the Trust or any Series to the extent and as provided in Section 9.2 hereof, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section
9.3 hereof, (v) with respect to any merger, consolidation or sale of assets to the extent and as provided in Section 9.4 hereof, and (vi) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any other regulator having jurisdiction over the Trust, or as the Trustees may consider necessary or desirable.

     On each matter submitted to a vote of the Holders, each Holder shall be entitled to a vote proportionate to its Book Capital Account as recorded on the books of the Trust. On each matter submitted to a vote of the Holders, a Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal.

     Except when a larger vote is required by applicable law or by any provision of the Declaration or the By-Laws, if any, Interests representing a majority of the voting power of the Interests voted on the matter in person or by proxy shall decide any matter and a plurality shall elect a Trustee, provided that, if the Trust is divided into one or more Series, where any provision of law or of the Declaration requires that the Holders of any Series vote as a Series, then Interests representing a majority of the voting power of the Interests of that Series voted on the matter shall decide that matter insofar as that Series is concerned.

     If the Trust is divided into one or more Series, all Series shall be voted in the aggregate on any matter submitted to a vote of the Holders of the Trust except as provided in Section 6.7(d) hereof. Until Interests are issued and during any period when no Interests are outstanding, the Trustees may exercise all rights of Holders and may take any action required by law, the Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holder votes and meetings and related matters.

     Section 6.7. Series. The Trustees shall have authority and exclusive power, from time to time without the requirement of Holder approval, to establish Series, each of which shall be a separate subtrust and the Interests in which shall be separate and distinct from the Interests in any other Series. The Trustees shall also have exclusive power, subject to the provisions of this Declaration and the 1940 Act, to fix and determine the rights of Holders of Interests in the Series, including with respect to the price, terms and manner of purchase and redemption, distributions, rights on liquidation, sinking or purchase fund provisions, conversion rights and conditions under which the Holders of the several Series shall have separate voting rights or no voting rights.

     The Interests in each Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to a Series at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) All consideration received by the Trust for the issue or sale of Interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes. No Holder of any particular Series shall have any claim on or right to any assets allocated or belonging to any other Series.

     (b) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders. Under no circumstances shall the assets allocated or belonging to any particular Series be charged with liabilities attributable to any other Series. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look only to the assets of that particular Series for payment of such credit, claim or contract.

     (c) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section
3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series.

     (d) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Holders of the Trust, all Series shall be voted in the aggregate, except that (i) when required by the 1940 Act to be voted by individual Series, Series shall not be voted in the aggregate, and (ii) when the Trustees have determined that a matter affects only the interests of Holders of particular Series, only Holders of such Series shall be entitled to vote thereon.

     Section 6.8. Series Designations. The establishment and designation of any Series shall be effective (a) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, (b) upon the vote of a majority of the Trustees as set forth in an instrument executed by an officer of the Trust, or (c) at such other time as the instrument referred to in the foregoing clause (a) or the vote referred to in the foregoing clause (b) may provide. The Trustees may at any time by an instrument executed by a majority of their number abolish any Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to the Declaration.

                                  ARTICLE VII

               INCREASES, DECREASES AND REDEMPTIONS OF INTERESTS

     Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder may vary its Interest in the Trust (or, as applicable, any Series) at any time by an increase (through a capital contribution) or a decrease (through a capital withdrawal) or a Redemption of its Interest. An increase in the Interest of a Holder in the Trust (or Series) shall be reflected as an increase in the Book Capital Account balance of that Holder in the Trust (or Series), and a decrease in the Interest of a Holder in the Trust (or Series) or the Redemption of the Interest of that Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder in the Trust (or Series). The Trust shall, upon appropriate and adequate notice from any Holder, increase, decrease or redeem such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such decrease or Redemption shall not exceed the decrease in the Holder's Book Capital Account balance effected by such decrease or Redemption of its Interest, and no such decrease or Redemption shall decrease the Holder's Book Capital Account balance below zero, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or Redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or Redemption. The procedures for effecting decreases or Redemptions shall be as determined by the Trustees from time to time.

     The Trustees may, in their discretion, require the Trust to redeem the Interest of any Holder for any reason at any time. The Redemption shall be effected in the manner described above in this Article VII.

     No redemption of any Interest shall occur on a day unless the Book Capital Account balance of Holders of the Trust (or applicable Series) shall be determined on that day as provided in Section 8.1 hereof.

                                  ARTICLE VIII

                     DETERMINATION OF BOOK CAPITAL ACCOUNT
                           BALANCES AND DISTRIBUTIONS

     Section 8.1. Book Capital Account Balances. The Book Capital Account balance of Holders with respect to the Trust (or, as applicable, a particular Series of the Trust) shall be determined on such days and at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the investment adviser or administrator, custodian, or such other Person as the Trustees may determine. Upon the Redemption of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may transfer its Book Capital Account balance only with the prior written consent of the Trustees, which consent may be granted or withheld in the Trustees' sole discretion.

     Section 8.2. Allocations and Distributions to Holders. The Trustees shall, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make with respect to the Trust (or, as applicable, each Series) (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. Such procedures shall be set forth in writing and be furnished to the Trust's accountants. The Trustees may amend the procedures adopted pursuant to this Section 8.2 from time to time. The Trustees may retain from the net profits of the Trust (or any Series) such amount as they may deem necessary to pay the liabilities and expenses of the Trust (or applicable Series).

     Section 8.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of any Series, the allocation of income of the Trust and of any Series, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust or a Series to comply with any provision of the 1940 Act.

                                   ARTICLE IX

                        DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

     Section 9.1. Duration. Subject to the provisions of this Article IX, the Trust shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following persons:

NAME                       ADDRESS                            DATE OF BIRTH

David Cornelius Johnson    752 West End Avenue, Apt. 10J      May 2, 1989
                           New York, NY 10025

Conner Leahy McCabe        100 Parkway Road, Apt. 3C          February 22, 1989
                           Bronxville, NY 10708

Andrea Hellegers           530 E. 84th Street, Apt. 5H        December 22, 1988
                           New York, NY 10028

Emily Charlotte Bond       192 Garth Rd., Apt. 2M             April 22, 1989
                           Scarsdale, NY 10583

Emilie Blair Ruble         30 Fifth Avenue, Apt. 11F          February 24, 1989
                           New York, NY 10011

Brian Patrick Lyons        152-48 Jewel Avenue                January 20, 1989
                           Flushing, NY 11367

Caroline Bolger Cima       11 Beechwood Lane                  December 23, 1988
                           Scarsdale, NY 10583

     Section 9.2. Termination. (a) The Trust may be terminated at any time (i) by the affirmative vote of the Holders of not less than two-thirds of the voting power of all outstanding Interests, or (ii) by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time (i) by the affirmative vote of the Holders of not less than two-thirds of the voting power of the Interests in that Series, or (ii) by the Trustees by written notice to the Holders of that Series. Upon the termination of the Trust or any Series of the Trust:

     (i) The Trust or Series of the Trust shall carry on no business except for the purpose of winding up its affairs;

     (ii) The Trustees shall proceed to wind up the affairs of the Trust or Series of the Trust and all the powers of the Trustees under the Declaration shall continue until the affairs of the Trust or Series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or Series of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property of the Series to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property of the Series, in cash or in kind or partly in cash and partly in kind, among the Holders of the Trust or the Series consistent with procedures adopted pursuant to Section 8.2 hereof.

     (b) After termination of the Trust or Series and distribution to the Holders of the Trust or Series as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or Series, and the rights and interests of all Holders of the Trust or Series shall thereupon cease.

     Section 9.3. Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without any vote of Holders, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any Holder vote, amend the Declaration to designate or redesignate Series, to change the name or principal office of the Trust, to change the Governing Jurisdiction, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or advisable, to conform the Declaration to the requirements of applicable law, including the 1940 Act and the Code, but the Trustees shall not be liable for failing to do so. Holders shall have the right to vote on (i) any amendment to this Section 9.3(a); (ii) any amendment as may be required by law, or by the Trust's registration statement, to be approved by Holders; and (iii) any amendment submitted to them by the Trustees. Any amendment on which Holders have the right to vote shall require a Majority Interests Vote of the Holders of the Trust, or the written consent, without a meeting, of the Holders of Interests representing not less than a majority of the voting power of the Interests of the Trust. Notwithstanding the foregoing, if the Trust is divided into one or more Series and the Trustees shall determine that any amendment required or permitted to be submitted to Holders would affect only the interest of Holders of particular Series, then only Holders of such Series shall be entitled to vote thereon, and no vote of Holders of any other Series shall be required.

     (b) Nothing contained in the Declaration shall permit the amendment of the Declaration to impair the exemption from personal liability of the Holders, former Holders, Trustees, Trustees Emeriti, officers, employees and agents of the Trust. Notwithstanding anything else herein, any amendment to Section 5.3 shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Section prior to such amendment.

     (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders (if applicable) or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     (d) Notwithstanding any other provision hereof, until such time as Interests in the Trust or, if the Trust is divided into one or more Series, a Series are first issued the Declaration may be terminated or amended in any respect as to that the Trust or, as applicable, Series, and as to any Series in which Interests are not outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     Section 9.4. Merger, Consolidation and Sale of Assets. Subject to applicable law and except as otherwise provided in Section 9.5 hereof, the Trust or any Series thereof may merge or consolidate with any other corporation, association, trust (or series thereof) or other organization or may sell, lease or exchange all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular Series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized (a) at any meeting of Holders called for such purpose by a Majority Interests Vote of the Trust or by a Majority Interests Vote of a particular Series if such Series is merging, consolidating or disposing of assets, or (b) by the written consent, without a meeting, of the Holders of Interests representing a majority of the voting power of the outstanding Interests of the Trust or of the particular Series as described above. Any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Governing Jurisdiction. Such transactions may be effected through any method approved by the Trustees. Nothing contained herein shall be construed as requiring approval of Holders for any sale of assets in the ordinary course of the business of the Trust, or for any transaction, whether deemed a merger, consolidation, reorganization or exchange of shares or otherwise, whereby the Trust issues Interests in the Trust or one or more Series in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.

     Section 9.5. Incorporation, Reorganization. The Trustees may, without the vote or consent of Holders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust or series or class of a trust, unit investment trust, partnership, limited liability company, association or other organization to acquire all or a portion of the Trust Property (or all or a portion of the Trust Property allocated or belonging to a particular Series) or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer such Trust Property to any such corporation, trust or series or class of a trust, partnership, limited liability company, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also, without the vote or consent of Holders, cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust (or Series thereof), partnership, association or other organization if and to the extent permitted by law. The Trustees shall provide written notice to affected Holders of each transaction pursuant to this
Section 9.5. Such transactions may be effected through any method approved by the Trustees.

                                   ARTICLE X

                                 MISCELLANEOUS


     Section 10.1. Certificate of Designation; Agent for Service of Process. If required by law of the Governing Jurisdiction, the Trust shall file, with the applicable authorities in the Governing Jurisdiction, a certificate, in the name of the Trust and executed by an officer of the Trust, designating the Secretary of State or other applicable official of the Governing Jurisdiction as an agent upon whom process in any action or proceeding against the Trust or any Series may be served.

     Section 10.2. Tax Status; Tax Matters Partner. It is intended that the Trust (or, if multiple Series are established, each Series) be treated as a partnership for federal income tax and New York tax purposes. The Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment, and the Trustees shall severally have the delegable authority on behalf of the Trust (or, as applicable, a Series) to sign any and all tax forms for that purpose. The Trustees shall annually designate for the Trust (or, if multiple Series are established, for each Series) a "Tax Matters Partner" under Section 6231(a)(7) of the Code, and for this purpose the Trustees shall have the right to allow an entity or person to purchase Interests in the Trust (or Series) to enable such entity or person to serve as Tax Matters Partner for the Trust (or Series), provided any Tax Matters Partner so designated shall continue to hold such office and all related authorities until a successor Tax Matters Partner is designated. The Tax Matters Partner shall be entitled to take such actions on behalf of the Trust (or Series), in any and all proceedings with the Internal Revenue Service, as the Tax Matters Partner determines to be necessary, convenient or advisable. The Tax Matters Partner shall be entitled to be paid by the Trust (or Series) a reasonable fee for services rendered in connection with any tax proceeding, to be reimbursed by the Trust (or Series) for all out-of-pocket costs and expenses incurred in connection with such a proceeding, and to be indemnified by the Trust (or Series) (solely out of Trust (or Series) assets) with respect to any action brought against the Tax Matters Partner in connection with the settlement of such a proceeding.

     Section 10.3. Governing Law. The rights of all parties under this Declaration and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the Governing Jurisdiction, and reference shall be specifically made to the trust law of the

Governing Jurisdiction as to the construction of matters not specifically covered herein or as to which any ambiguity exists.

     Section 10.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 10.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be an officer or Trustee hereunder, certifying to: (i) the number or identity of Trustees or Holders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Holders,
(iv) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of the Declaration,
(v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relates to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     Section 10.6. Provisions in Conflict with Law or Regulations.

     (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration; provided however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first written above.


/s/ Elliott J. Berv                    /s/ Donald M. Carlton
--------------------------------       --------------------------------
Elliott J. Berv                        Donald M. Carlton
As Trustee and Not Individually        As Trustee and Not Individually


/s/ A. Benton Cocanougher              /s/ Mark T. Finn
--------------------------------       --------------------------------
A. Benton Cocanougher                  Mark T. Finn
As Trustee and Not Individually        As Trustee and Not Individually


/s/ Riley C. Gilley                    /s/ Stephen Randolph Gross
--------------------------------       --------------------------------
Riley C. Gilley                        Stephen Randolph Gross
As Trustee and Not Individually        As Trustee and Not Individually


/s/ Diana R. Harrington                /s/ Susan B. Kerley
--------------------------------       --------------------------------
Diana R. Harrington                    Susan B. Kerley
As Trustee and Not Individually        As Trustee and Not Individually


/s/ Heath B. McLendon                  /s/ Alan G. Merten
--------------------------------       --------------------------------
Heath B. McLendon                      Alan G. Merten
As Trustee and Not Individually        As Trustee and Not Individually


/s/ C. Oscar Morong, Jr.               /s/ R. Richardson Pettit
--------------------------------       --------------------------------
C. Oscar Morong, Jr.                   R. Richardson Pettit
As Trustee and Not Individually        As Trustee and Not Individually


/s/ Walter E. Robb, III                /s/ E. Kirby Warren
--------------------------------       --------------------------------
Walter E. Robb, III                    E. Kirby Warren
As Trustee and Not Individually        As Trustee and Not Individually

                              ADDRESS OF TRUSTEES

     The address of each Trustee of Tax Free Reserves Portfolio, unless otherwise indicated, is 125 Broad Street, New York, New York 10004.